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                                                                   EXHIBIT 10.17

                           ARCH MINERAL CORPORATION
                          DEFERRED COMPENSATION PLAN


          WHEREAS, Arch Mineral Corporation ("Company") previously adopted the Arch Mineral Corporation Employee Thrift Plan (the "Thrift Plan"); and

          WHEREAS, the Company desires to supplement the benefits payable under the Thrift Plan to certain of its key employees through the adoption of an unfunded plan;

          NOW, THEREFORE, this Arch Mineral Corporation Deferred Compensation Plan ("Plan") is hereby adopted to read as follows:

          1.   DEFINITION OF TERMS.  Certain words and phrases are defined when
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first used in later paragraphs of this Agreement.  In addition, the following words and phrases when used herein, unless the context clearly requires otherwise, shall have the following respective meanings:

               (a) CODE:  The Internal Revenue Code of 1986, as amended or as it
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may be amended from time to time.

               (b) COMPANY:  Arch Mineral Corporation.
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               (c) COMPENSATION:  Compensation, as defined in Section 2.6 (or
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any successor provision) of the Thrift Plan.

               (d) EFFECTIVE DATE:  The date of the execution of this Plan.
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               (e) ELECTION OF DEFERRAL:  A written notice filed by each
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Participant with the Company specifying the amount of deferral.

               (f) EMPLOYEE:  A person employed by the Company.
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               (g) PLAN YEAR:  The calendar year.
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               (i) PARTICIPANT:  An Employee who has satisfied the eligibility
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requirements of Section 2.
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               (j) RETIREMENT ACCOUNT:  Book entries maintained by the Company
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on behalf of each Participant, reflecting Deferred Amounts and Additions thereon; provided, however, that the existence of such book entries and the Retirement Account shall not create and shall not be deemed to create a trust of any kind, or a fiduciary relationship between the Company and the Participants or their beneficiaries.

               (k) THRIFT PLAN:   The Arch Mineral Corporation Employee Thrift
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Plan.

          2.   ELIGIBILITY.  On and after the Effective Date, the Company may,
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in its sole discretion, by notice in writing designate any highly paid key employee who is a participant in the Thrift Plan as a Participant in this Plan.

          3.   DEFERRED COMPENSATION.  Commencing on the Effective Date, and
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continuing through such date as a Participant's participation in the Thrift Plan ends, each Participant hereunder shall be entitled to elect to defer into his Retirement Account any amounts which he would otherwise be entitled to defer in accordance with Sections 4.1 and 4.2 of the Thrift Plan if the Participant's Compensation was not limited in accordance with the limitation on compensation set forth in Code Section 401(a)(17). Further, a Participant's Retirement
Account shall be credited with an amount equal to the Company matching contributions which would have been made under Section 4.4 of the Thrift Plan if the Participant's deferrals into his Retirement Account had been contributed to the Thrift Plan and the limitations under Code Section 401(a)(17) had not applied to Company matching contributions.

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     The amount selected for deferral by the Participant pursuant to an Election of Deferral is the "Annual Deferral Sum." The amounts of Compensation and Company matching contributions which are actually deferred are hereinafter collectively referred to as "Deferred Amounts." The Deferred Amounts shall be credited to the Participant's Retirement Account as of the date contributions under Sections 4.1, 4.2 and 4.4 (or any successor provisions) of the Thrift Plan are credited to the Participant's account in the Thrift Plan.

     4.   ADDITIONS TO DEFERRED AMOUNTS.  The Company hereby agrees that it
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will credit Deferred Amounts in the Employee's Retirement Account with additions thereon ("Additions") from and after the dated Deferred Amounts are credited to the Retirement Account. Additions to Deferred Amounts shall accrue commencing on the date the Retirement Account first has a positive balance and shall continue up to the date the entire balance in the Retirement Account has been distributed. Additions shall be calculated:

                     [OPTION 1 - HYPOTHETICAL INVESTMENT]

at a rate computed as if Deferred Amounts had been invested in the same investment funds which the Participant's accounts under the Thrift Plan are invested.

                         [OPTION 2 - FLUCTUATING RATE]

at a rate per annum equivalent to the prime rate, as of the date the first Deferred Amount is credited to the Participant's Retirement Account (or first business day thereafter). The prime rate shall initially be established at the rate quoted in the Wall Street Journal or, in the absence of quotation therein, as quoted in a similar publication. The prime rate shall be

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determined by the same means and shall be adjusted on the first business day after each January 1 thereafter. Additions shall be compounded annually at the end of each Plan Year.

          5.   ELECTION TO DEFER COMPENSATION.  The Participant may elect an
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Annual Deferral Sum hereunder by filing an Election of Deferral, at the same time and in the same manner as deferrals are elected in the Thrift Plan. Such deferrals may also be changed or suspended in accordance with the rules in
Section 4.6 of the Thrift Plan for changes in and suspensions of Thrift Plan contributions.

          6.   DISTRIBUTIONS.  The Company will distribute benefits under this
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Plan to a Participant (or his beneficiaries under the Thrift Plan) as soon as practicable after such Participant's termination of employment with the Company.

          7.   OFFSET FOR OBLIGATIONS TO COMPANY.  If, at such time as a
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Participant becomes entitled to benefit payments hereunder, the Participant has any debt, obligation or other liability representing an amount owing to the Company, and if such debt, obligation, or other liability is due and owing at the time benefit payments are payable hereunder, the Company may offset the amount owing it against the amount of benefits otherwise distributable hereunder.

          8.   NO TRUST CREATED.  Nothing contained in this Plan, and no action
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taken pursuant to its provisions shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Participants, or any other persons.

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          9.   BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS; UNSECURED
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               GENERAL CREDITOR STATUS OF PARTICIPANT.
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          a.   The payments to the Participant or any beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company; no person shall have any interest in any such assets by virtue of the provisions of this Plan. The Company's obligations hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company.

          b. In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the lives of the Participants (or any other property), to allow the Company to recover the cost of providing benefits, in whole or in part, hereunder, neither the Participants, nor their beneficiaries have any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such insurance policy and shall possess and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for the Participants or any other person nor as collateral security for any obligation of the Company hereunder.

          10.  NO CONTRACT OF EMPLOYMENT.  Nothing contained herein shall be
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construed to be a contract of employment for any term of years, nor as conferring upon the Participant the right to continue to be employed by the Company in his present capacity, or in any capacity. It is expressly understood by the parties hereto that is Plan relates to the

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payment of deferred compensation for the Participant's services, and is not intended to be an employment contract.

          11.  BENEFITS NOT TRANSFERABLE.  Neither the Participants, nor their
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beneficiaries shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. No such amounts shall be subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participants, or their beneficiaries. Any such attempted assignment or transfer shall be void.

          12.  CLAIMS.  A person who believes that he is being denied a benefit
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to which he is entitled under the Plan (hereinafter referred to as a "Claimant")
may file a written request for such benefit under the procedures set forth in
Section 15 of the Thrift Plan. The claim shall be processed under such procedures.

          13.  AMENDMENT.  The Company reserves the right to amend or terminate
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the Plan at any time, by action of its board of directors.

          IN WITNESS WHEREOF, the Company has caused this Plan to be executed and effective as of January 1, 1996.

                                   ARCH MINERAL CORPORATION



                                   By:_________________________

                                   Title:______________________

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